UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 3, 2005

WHIRLPOOL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3932	38-1490038
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2000 M63 North, Benton Harbor, Michigan	49022-2692
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code               (269) 923-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 – Results of Operations and Financial Condition

On February 3, 2005, the registrant announced its fourth-quarter 2004 net earnings of $97 million, or $1.44 per diluted share, compared to $124 million, or $1.76 per diluted share, in the same period last year.

For 2004, the registrant reported net earnings of $406 million, or $5.90 per diluted share, compared to prior-year net earnings of $414 million, or $5.91 per diluted share. Full-year cash flow was $241 million, after shareholder dividends.

For 2005, the registrant currently expects earnings per share to be between $5.90-$6.10 per diluted share and free cash flow to be in the $250-$300 million range. The text of the press release is attached as an Exhibit to this Form 8-K.

Item 9.01 – Financial Statements and Exhibits

Attached is a press release dated February 3, 2005 being furnished as part of this report.

Exhibit Index

Exhibit No.	Description
99	Press release dated February 3, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHIRLPOOL CORPORATION

Date: February 3, 2005	By:	/S/ ROBERT T. KENAGY
	Name: Title:	Robert T. Kenagy Corporate Secretary